Exhibit 21 - Subsidiaries of the Registrant
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                                                     State of
Name                                                 Incorporation
----                                                 -------------

Monroe Bank                                          Indiana

HIE Enterprises, LLC                                 Indiana
(Subsidiary of the Bank)

Sycamore Property Investments, LLC                   Indiana
(Subsidiary of the Bank)

MB Portfolio Management, Inc.                        Delaware
(Subsidiary of the Bank)

MB REIT, Inc.                                        Maryland
(Subsidiary of MB Portfolio Management, Inc.)